Exhibit 99.1
DigitalGlobe Reports Fourth Quarter and Full Year 2010 Results
Longmont, Colorado, Feb. 28, 2010 — DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the fourth quarter and year ended December 31, 2010.
Fourth quarter 2010 revenue was $83.6 million, an increase of 14.7% compared with the same period last year. Included in fourth quarter revenue is $6.4 million of amortized revenue related to NextView, the predecessor to the EnhancedView contract with the U.S. Government. Not included in fourth quarter revenue is $24.8 million of deferrals related to the service level agreement (SLA) portion of EnhancedView. Fourth quarter 2010 net income was $1.3 million, or $0.03 per diluted share, compared with net income of $13.8 million, or $0.30 per diluted share, for the same period last year.
Fourth quarter 2010 Adjusted EBITDA, a non-GAAP financial measure, was $62.5 million, compared with fourth quarter 2009 Adjusted EBITDA of $36.3 million. Adjusted EBITDA includes the current-quarter deferrals related to EnhancedView and, for both periods, excludes approximately $6.4 million of amortized revenue related to NextView.
Full-year 2010 revenue was $322.2 million, an increase of 14.3% compared with 2009. Included in full-year revenue is $25.5 million of amortized revenue related to NextView. Not included in full-year revenue is $33.1 million of deferrals related to the service level agreement (SLA) portion of EnhancedView. Full-year 2010 net income was $4.1 million, or $0.09 per diluted share, compared with net income of $47.4 million, or $1.06 per diluted share for 2009. Full-year 2010 Adjusted EBITDA, a non-GAAP financial measure, was $182.4 million, compared with 2009 Adjusted EBITDA of $143.9 million.
“2010 was a milestone year for DigitalGlobe,” said Jill Smith, Chairman and Chief Executive Officer. “We achieved great financial success, won a significant, long-term award from the U.S. Government, and substantially extended two important lines of business — Direct Access and Commercial. We expect continued growth financially and operationally during 2011, delivering even greater value to our customers as we move toward the provision of information and insight products.”
Fourth Quarter Business Highlights
•
The Defense and Intelligence segment revenue was $63.2 million, up 9.9% compared with fourth quarter 2009, driven primarily by the company’s Direct Access Program (DAP). This excludes $24.8 million of deferrals related to EnhancedView, and includes $6.4 million related to NextView.

•	The company’s DAP product line generated $9.3 million in revenue for the fourth quarter. For the year, DAP generated $34.4 million in revenue.

•
Commercial segment revenue increased to $20.4 million, up 32.5% compared with fourth quarter 2009, powered primarily by growth in every market domain. Full-year commercial segment revenue of $70.1 million is up 37.7% compared with 2009.

•	The company extended its commercial customer footprint in China during the quarter by inking new contracts with three Chinese companies: China Mobile, YF International, and Hazens.
2011 Outlook
For the full year 2011, the company expects:
•	Revenue in a range of $345 million to $365 million. This amount excludes any deferrals related to EnhancedView and includes amortized revenue related to NextView.

•	Diluted earnings per share of $0.20 to $0.40, assuming an average diluted share count of approximately 47 million.

•	Adjusted EBITDA of $223 million to $243 million. This includes any deferrals related to EnhancedView and excludes amortized revenue related to NextView.

•
Capital expenditures for 2011 of at least $275 million, with all but approximately $35 million related to the company’s construction of WorldView-3 and other EnhancedView related infrastructure investments.

Important factors, including those discussed in the company’s filings with the Securities and Exchange Commission, could cause actual results to differ from the company’s expectations and those differences may be material.

Conference Call Information
DigitalGlobe’s management will host a conference call today at 5 p.m. EST to discuss fourth quarter 2010 results.
The conference call dial-in numbers are as follows:
U.S./Canada dial-in: 866-921-3936
International dial-in: 706-679-9623
Passcode: 38540323
A replay of the call will be available through March 28, 2011 at the following numbers:
U.S./Canada dial-in: 800-642-1687
International dial-in: 706-645-9291
Passcode: 38540323
DigitalGlobe will also sponsor a live and archived webcast of the conference call on its website, www.digitalglobe.com. Supplemental earnings materials are also available at this website.
About DigitalGlobe
Longmont, Colorado-based DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense, intelligence, and homeland security applications, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than 1 billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, please visit www.digitalglobe.com.
DigitalGlobe is a registered trademark of DigitalGlobe.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained herein and other of our reports, filings, and public announcements may contain or incorporate forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.
Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the loss or impairment of our satellites; delays in the construction and launch of WorldView-3; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including this Annual Report on Form 10-K.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.
Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss adjusted for depreciation and amortization, net interest income or expense, income tax expense (benefit), loss on disposal of assets, restructuring, loss on early extinguishment of debt, loss on derivative instruments, non-cash stock compensation expense, EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, and amortization of pre-FOC payments related to NextView. EnhancedView outstanding invoices not yet paid by NGA represent an irrevocable right to be paid in cash by NGA.

Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is also a key driver of the company-wide bonus incentive plan. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature, and including EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, and excluding the amortization of pre-FOC payments related to our NextView contract.
We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items in combination with the addition of the non-refundable EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA, as well as amortization of pre-FOC payments related to NextView facilitate comparison of our operating performance to companies in our industry. We believe this Adjusted EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.
Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense, because these items are non-cash expenses and loss on derivative instrument and disposal of assets because these are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.
FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share data)	2009	2010	2009	2010
	(unaudited)
Historical results of operations:
Defense and Intelligence revenue	$57.5	$63.2	$231.0	$252.1
Commercial revenue	15.4	20.4	50.9	70.1

Total revenue	72.9	83.6	281.9	322.2
Cost of revenue excluding depreciation and amortization	8.9	10.5	31.1	41.7
Selling, general and administrative	23.0	31.3	88.6	112.5
Depreciation and amortization	18.2	29.6	74.4	118.9

Income from operations	22.8	12.2	87.8	49.1
Loss from early extinguishment of debt	—	—	(7.7)	—
Loss on derivative instruments	—	—	(1.8)	—
Interest income (expense), net	—	(9.0)	0.1	(39.6)

Income before income taxes	22.8	3.2	78.4	9.5
Income tax expense	(9.0)	(1.9)	(31.0)	(5.4)

Net income	$13.8	$1.3	$47.4	$4.1

Earnings per Share:
Basic earnings per share	$0.32	$0.03	$1.07	$0.09
Diluted earnings per share	$0.30	$0.03	$1.06	$0.09
Weighted average common shares outstanding
Basic	43.2	45.9	44.2	45.7
Diluted	45.6	46.4	44.9	46.1

DigitalGlobe, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(in millions, except per share data)	2009	2010	2009	2010
Net income	$13.8	$1.3	$47.4	$4.1
Depreciation and amortization	18.2	29.6	74.4	118.9
Loss on derivative instrument	—	—	1.8	—
Loss from early extinguishment of debt	—	—	7.7	—
Interest expense	—	9.0	(0.1)	39.6
Income taxes	9.0	1.9	31.0	5.4
Amortization of Pre-FOC payment related to NextView	(6.4)	(6.3)	(25.5)	(25.5)
EnhancedView deferred revenue(1)	—	24.8	—	24.8
EnhancedView outstanding invoices not yet paid by NGA	—	—	—	8.3
Stock compensation expense	1.7	2.2	7.2	6.8

Adjusted EBITDA	$36.3	$62.5	$143.9	$182.4
Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.

(1)	Fourth quarter EnhancedView deferred revenue includes $8.3 million invoiced in the third quarter for which cash was received in the fourth quarter.

DigitalGlobe, Inc.
Condensed Consolidated Balance Sheets

	As of December 31,
(in millions)	2009	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97.0	$179.3
Restricted cash	7.3	6.7
Accounts receivable, net of allowance for doubtful accounts of $1.2 and $1.0, respectively	49.7	45.3
Prepaid and current assets	12.0	19.4
Income taxes receivable	3.9	—
Deferred taxes	1.7	62.7

Total current assets	171.6	313.4
Property and equipment, net of accumulated depreciation of $361.1 and $478.2, respectively	891.0	879.1
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $7.2 and $8.9, respectively	1.8	0.3
Aerial image library, net of accumulated amortization of $17.1 and $21.1, respectively	5.4	1.9
Long-term restricted cash	16.7	13.6
Long-term deferred contract costs	36.2	42.1
Other assets, net	9.1	7.2

Total assets	$1,140.5	$1,266.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4.3	$15.0
Accrued interest	6.2	6.2
Other accrued liabilities	17.9	26.3
Current portion of deferred revenue	32.8	38.9

Total current liabilities	61.2	86.4
Long-term accrued liability	—	6.0
Deferred revenue	239.6	246.2
Deferred lease incentive	5.4	4.6
Long-term debt, net of discount	343.5	346.1
Long-term deferred tax liability	11.3	76.7

Total liabilities	$661.0	$766.0
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2009 and December 31, 2010	—	—
Common stock; $0.001 par value; 250,000,000 shares authorized; 45,122,593 shares issued and outstanding at December 31, 2009 and 46,073,691 shares issued and outstanding at December 31, 2010	0.2	0.2
Treasury stock, at cost; 44,039 shares at December 31, 2009 and December 31, 2010	(0.7)	(0.7)
Additional paid-in capital	496.0	512.7
Accumulated deficit	(16.0)	(11.9)

Total stockholders’ equity	479.5	500.3

Total liabilities and stockholders’ equity	$1,140.5	$1,266.3

DigitalGlobe, Inc.
Condensed Consolidated Statements of Cash Flows

	For the Year Ended December 31,
(in millions)	2008	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53.8	$47.4	$4.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	75.7	74.4	118.9
EnhancedView deferred revenue	—	—	24.8
Recognition of pre-FOC payments	(25.5)	(25.5)	(25.5)
Amortization of aerial image library, deferred contract costs and lease incentive	1.5	5.3	7.1
Non-cash stock compensation expense	4.2	7.2	6.8
Amortization of debt issuance costs	0.3	—	4.4
Write off of debt financing fees	—	5.3	—
Deferred income taxes	34.7	33.6	4.4
Changes in working capital, net of investing activities:
Accounts receivable, net	(3.2)	(2.6)	4.3
Accounts receivable from related party	3.0	(0.3)	—
Income tax receivable	—	(3.9)	3.9
Aerial image library	(2.6)	(6.1)	—
Prepaids and other assets	1.9	(6.3)	(3.9)
Accounts payable	(1.5)	1.5	(1.8)
Accounts payable and accrued liabilities to related parties	(1.1)	3.5	—
Accrued liabilities	8.1	(5.0)	10.6
Deferred contract costs from related party	(10.3)	(15.3)	—
Deferred contract costs	—	—	(14.2)
Deferred revenue, excluding EnhancedView	(1.9)	28.0	13.4
Deferred revenue related party	6.5	2.1	—
Deferred lease incentive	0.8	—	0.2

Net cash flows provided by operating activities	144.4	143.3	157.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(131.8)	(155.9)	(78.3)
Other property, equipment and intangible additions	(10.2)	(10.9)	(10.6)
Decrease (increase) in restricted cash	(0.1)	(21.5)	3.8
Settlements from derivative instrument	(1.4)	(2.8)	—

Net cash flows used in investing activities	(143.5)	(191.1)	(85.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt, net of issuance costs	38.5	330.9	—
Proceeds from initial public offering, net of issuance costs	(2.7)	21.7	(0.3)
Repayment of notes	—	(270.0)	—
Repurchase of common stock	—	(0.5)	—
Proceeds from exercise of stock options	1.2	1.9	10.2

Net cash flows provided by financing activities	37.0	84.0	9.9

Net increase in cash and cash equivalents	37.9	36.2	82.3

Cash and cash equivalents, beginning of period	22.9	60.8	97.0

Cash and cash equivalents, end of period	$60.8	$97.0	$179.3

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $27.0, $37.4 and $7.8, respectively	$—	$—	$30.2
Cash received (paid) for income taxes	$(2.2)	$(2.4)	$4.2
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress accruals, including interest	$10.1	$9.7	$16.6
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Contacts	Media Contact:

Investor Contact:	Media Relations Contact:
Investor Relations Contact:	Adrienne Lee
David Banks	Racepoint Group for DigitalGlobe
(303) 684-4210	(202) 912-4906
ir@digitalglobe.com	digitalglobe@racepointgroup.com
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